UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2015

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive

Downers Grove, Illinois 60515

(Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 9, 2015, FTD Companies, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders (i) re-elected three directors as Class II directors, each to hold office for a term to expire at the third annual meeting of stockholders following his or her election until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, (iii) approved the amendment and restatement of the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan, and (iv) approved the FTD Companies, Inc. 2015 Employee Stock Purchase Plan.  Each of these proposals is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2015.

The matters voted upon at the Annual Meeting and the results of the votes are as follows:

Proposal One: Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
James T. Armstrong	23,684,076	1,916,026	2,300,149
Candace H. Duncan	23,643,750	1,956,352	2,300,149
Dennis Holt	23,532,827	2,067,275	2,300,149

Proposal Two: Ratification of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
26,106,643	69,307	1,724,301

Proposal Three: Approval of the Amendment and Restatement of the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,520,068	2,350,236	1,729,798	2,300,149

Proposal Four: Approval of the FTD Companies, Inc. 2015 Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,803,944	52,644	1,743,514	2,300,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.

Dated:	June 11, 2015	By:	/s/ Becky A. Sheehan
			Name:	Becky A. Sheehan
			Title:	Executive Vice President and Chief Financial Officer